UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2020

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)
220 Alhambra Circle
Coral Gables, Florida 33134
(Address of principal executive offices)

(305) 460-8728
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 9, 2020, Amerant Bank, N.A. (the “Bank”), the main banking subsidiary of Amerant Bancorp Inc. (the “Company"), became aware that Coex Coffee International Inc., a Miami based U.S. coffee trader and a borrower under certain loan arrangements with the Bank described below (the “Borrower”), had decided to proceed with its orderly liquidation through a procedure available under Florida law called Assignment for the Benefit of Creditors.

The Borrower had a revolving line of credit for financing via invoice discounts or advances of international trade shipments and/or documentary collection financing up to 120 days with the Bank that, as of June 30, 2020, had an outstanding balance of approximately $39.8 million. Based on the announced orderly liquidation of the Borrower as well as the Bank's due diligence and examination and analysis of the limited information available as of July 13, 2020 (efforts to communicate with the Borrower since the announcement of the liquidation have been unsuccessful), the management of the Bank and the Company considers it necessary and prudent to provide, as of the close of the second quarter of 2020, for a loan loss reserve for this indebtedness which it initially estimates at approximately $17.0 million. The Company previously recorded a provision for loan losses of $22 million during the first quarter ended March 31, 2020. The Borrower's outstanding indebtedness as of March 31, 2020 was not deemed individually impaired and, therefore, was included within the estimated deterioration of the loan portfolio collectively evaluated for impairment as of that date.

The Bank intends to pursue any possible courses of actions available to it to mitigate the ultimate losses on this indebtedness and recover as much of the outstanding indebtedness as possible, nevertheless, it is too early to determine if any of these possible courses of action are available to the Bank and/or will be successful.

Various of the statements made in this Report on Form 8-K are “forward-looking statements” within the meaning of, and subject to, the protections of the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements include, without limitation, the Company's initial estimate of the loan loss reserve for the Borrower's outstanding indebtedness and the Company's intent to pursue possible courses of action to mitigate the ultimate losses on this indebtedness and recover as much of the outstanding indebtedness as possible. These forward-looking statements may not be realized due to a variety of factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events. You should consider the risks and uncertainties described in “Risk factors” in the Company's Form 10-K for the year ended December 31, 2019 and in the Company's Form 10-Q for the quarter ended March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2020	Amerant Bancorp Inc.

	By:	/s/ Ivan Trujillo
Name: Ivan Trujillo
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary